Exhibit 10.1

FORM OF SECOND AMENDMENT TO

WARRANT TO PURCHASE COMMON STOCK

This SECOND AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK (this “Amendment”), dated as of June 17, 2019 (the “Effective Date”), is issued by XPRESSPA GROUP, INC., a Delaware corporation (the “Company”), in favor of the holder (the “Holder”) of the Warrant (as defined below). Capitalized terms used but not defined in this Amendment shall have the meanings that are set forth in the Warrant.

RECITALS

WHEREAS, the Company issued a Class B Warrant to Purchase Common Stock, dated as of May 17, 2018, as subsequently amended on May 16, 2019, which entitles the Holder to purchase shares of Common Stock of the Company pursuant to the terms and conditions therein (as amended, modified, supplemented, or restated from time to time, the “Warrant”); and

WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company and its stockholders to extend the Expiration Date of the Warrant on the terms set forth herein.

AMENDMENT

1.      Amendment to “Expiration Date”. The definition of “Expiration Date” as found in Section 19(o) of the Warrant is hereby amended and restated as follows:

“Expiration Date” means (a) with respect to the Warrant Shares, July 17, 2019 and (b) with respect to the Additional Shares to be issued pursuant to Section 2(a) of the Warrant, thirty (30) days after the receipt of shareholder approval pursuant to Nasdaq Listing Rule 5635(d) as described in Section 2(a).

3.      Effectiveness. This Amendment shall be effective as of the Effective Date.

4.      Effect. The terms and provisions of the Warrant and all other documents and instruments relating and pertaining to the Warrant shall continue in full force and effect, except as amended hereby. In the event of any conflict between the provisions of the Warrant and the provisions of this Amendment, the provisions of this Amendment shall control.

5.      Governing Law. This Amendment, and all matters arising directly or indirectly herefrom, are to be construed and enforced in accordance with and shall be governed by the internal laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.

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IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the Effective Date set out above.

XPRESSPA GROUP, INC. By: _____________________ Name: Douglas Satzman Title: Chief Executive Officer